UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 29, 2008
ITC HOLDINGS CORP.

(Exact name of Registrant as Specified in its Charter)

Michigan	001-32576	32-0058047

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

39500 Orchard Hill Place, Suite 200
Novi, Michigan	48375

(Address of Principal Executive Offices)	(Zip Code)
(248) 374-7100
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Revolving Credit Agreement
On January 29, 2008, ITC Midwest LLC (“ITC Midwest”), a wholly-owned subsidiary of ITC Holdings Corp., entered into a Revolving Credit Agreement (the “Revolving Credit Agreement”) with the banks, financial institutions and other institutional lenders listed on the respective signature pages thereof (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and J.P. Morgan Securities Inc., as sole lead arranger and sole bookrunner. The Revolving Credit Agreement establishes an unguaranteed, unsecured $50,000,000 (subject to increase to $75,000,000, as provided in the Revolving Credit Agreement) revolving credit facility under which ITC Midwest may borrow and issue letters of credit. Funds borrowed may be used for several corporate purposes (including acquisitions) of ITC Midwest. The Revolving Credit Agreement contains covenants that: (a) place limitations on liens; mergers, consolidations, liquidations and sales of all or substantially all assets; dividends; and sale leaseback transactions and (b) require ITC Midwest to maintain a minimum debt to capitalization ratio of 65%. The Revolving Credit Agreement contains certain customary events of default for unsecured unguaranteed revolving credit facilities, the occurrence of which would allow the Lenders to accelerate all outstanding loans. The maturity date of the Revolving Credit Agreement is January 29, 2013.
All ITC Midwest’s loans made under the Revolving Credit Agreement will bear interest at a rate equal to LIBOR plus an applicable margin of 0.35% or at a base rate, which is defined as the higher of the prime rate or 0.50% above the federal funds rate, in each case subject to adjustments based on rating.
The foregoing description of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement. A copy of the Revolving Credit Agreement is attached hereto as Exhibit 10.63 and incorporated herein by reference as though fully set forth herein.
In the ordinary course of their respective businesses, certain of the Lenders and their respective affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with ITC Midwest and its affiliates for which they have in the past received, and may in the future receive, customary fees. In addition, an affiliate of Lehman Brothers Inc., one of the Lenders under the Revolving Credit Facility, acted as ITC Holdings Corp.’s financial advisor in connection with ITC Midwest’s December 2007 acquisition of the electric transmission and related assets of Interstate Power and Light Company.

Item 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description

10.63	Revolving Credit Agreement dated as of January 29, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC HOLDINGS CORP.
By:	/s/ Daniel J. Oginsky
	Name:	Daniel J. Oginsky
	Title:	Vice President and General Counsel

January 31, 2008